 Exhibit 5.2

250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON & FOERSTER LLP

BEIJING, BERLIN, BRUSSELS,

DENVER, HONG KONG, LONDON,

LOS ANGELES, NEW YORK,
NORTHERN VIRGINIA, PALO ALTO,

SAN DIEGO, SAN FRANCISCO, SHANGHAI,

SINGAPORE, TOKYO, WASHINGTON, D.C.

April 14, 2017

STARWOOD PROPERTY TRUST, INC.

591 West Putnam Avenue

Greenwich, Connecticut 06830

Re:                             Registration Statement on Form S-4

Ladies and Gentlemen:

We serve as special Maryland counsel to Starwood Property Trust, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the issuance of up to $700,000,000 aggregate principal amount of the Company’s 5.000% Senior Notes due 2021 (the “Exchange Notes”) covered by the above-referenced Registration Statement (the “Registration Statement”), to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Exchange Notes are issuable upon exchange of the Company’s outstanding 5.000% Senior Notes due 2021 issued on December 16, 2016 (the “Old Notes”), as described in the Registration Statement.  This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.                                      The Registration Statement, in the form in which it was transmitted to the Commission under the Securities Act;

2.                                      The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.                                      The Amended and Restated Bylaws of the Company, certified as of the date hereof by the Secretary of the Company (the “Bylaws”);

4.                                      Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company relating to the registration and issuance of the Exchange Notes, certified as of the date hereof by the Secretary of the Company;

5.                                      A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

6.                                      A certificate executed by Andrew J. Sossen, Secretary of the Company (the “Certificate”), dated as of the date hereof.

In expressing the opinion set forth below, we have assumed the following:

1.                                      Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.                                      Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.                                      Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s (including the Company’s) obligations set forth therein are legal, valid and binding.

4.                                      All Documents submitted to us as originals are authentic.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All statements and information contained in the Documents are true and complete.  There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.                                      The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.  The Company has the corporate power to execute and deliver the Exchange Notes and to perform its obligations thereunder.

2.                                      The Exchange Notes have been duly authorized and, based solely on the Certificate, executed and delivered by the Company.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

MORRISON & FOERSTER LLP

/s/ Morrison & Foerster LLP